                                                                EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Summary Historical Consolidated Financial Information," "Selected Historical Consolidated Financial Information" and "Independent Auditors," as well as the use of our report dated February 21, 2000, in the Registration Statement on Form F-4 and related prospectus of Maxcom Telecomunicaciones, S.A. de C.V. and Corporativo en Telecomunicaciones, S.A. de C.V., relating to 13 3/4% Series B Senior Notes due 2007.

/s/BDO International

BDO International

Mexico D.F., Mexico
August 22, 2000